ASCENA RETAIL GROUP ANNOUNCES SENIOR MANAGEMENT CHANGES --DAVID JAFFE, CHAIRMAN AND CEO TO RETIRE; GARY MUTO NAMED CEO CARRIE TEFFNER BECOMES INTERIM EXECUTIVE CHAIR OF THE BOARD --Move Reflects Company’s Ongoing Transformation-- Mahwah, N.J., (May 1, 2019) —ascena retail group, inc. (Nasdaq: ASNA) (“ascena” or the “Company”) today announced changes in its senior management structure. David Jaffe will retire from his role as Chairman and Chief Executive Officer, effective today. He will remain on the Board of Directors. Gary Muto, currently President and Chief Executive Officer of ascena brands, has been named the Company’s Chief Executive Officer and will join the ascena Board of Directors. In addition, Carrie Teffner has been named Interim Executive Chair of the Board of Directors. “Leading ascena over the past twenty-seven years has been a privilege. As the Company continues its transformation, the Board of Directors and I mutually agreed that these decisions are right for the business and its shareholders. I am extremely confident in ascena’s future under Gary’s leadership and look forward to continuing to serve ascena as a member of the Board,” said Mr. Jaffe. “I am both honored and excited by this new challenge. David, Carrie, the Board and I are working together to ensure the leadership transition is smooth,” said Mr. Muto. “And, I am eager to lead and work with our ascena associates, who share my deep commitment to our customers, brands and shareholders. Together we will realize ascena’s potential as the Board and management continue to execute on our previously announced strategic initiatives, including a comprehensive assessment of ascena’s portfolio brands, operations, assets and continued cost savings.” “On behalf of the Board, I want to thank David for his many years of service to ascena’s customers, associates and communities. During his watch, the Company built solid organizational and functional capabilities as well as a deep executive bench. We are pleased that David will continue to serve ascena as a member of our Board. I also want to thank Carrie Teffner for stepping into the role of Interim Executive Chair. Carrie will work closely with Gary to accelerate and amplify execution of the Company’s strategic initiatives,” said Kate Buggeln, Lead Independent Director of ascena retail group, inc. The Company also announced the departure of Brian Lynch, President and COO. “I want to thank Brian for his contributions to ascena. Among his accomplishments, Brian led ascena’s Change for Growth transformation plan which is on track to deliver a run rate cost savings of $300 million by July 2019,” said Mr. Jaffe. In connection with her appointment, Ms. Teffner has stepped down from her committee positions. Chuck Rubin has been appointed as the Chair of the Audit Committee and Linda Yaccarino has been appointed as the Chair of the Compensation and Stock Incentive Committee. 1

Biographies Gary Muto Gary Muto is a seasoned retail leader with an extensive career and impressive track record. Mr. Muto joined ANN INC. / ascena retail group, inc. in 2008 as the President of LOFT. In 2013, he assumed responsibility for leading the Ann Taylor, LOFT and Lou & Grey brands. In August 2017, he was promoted to President and Chief Executive Officer of ascena brands, a role which included reinvigorating and driving top-line growth across ascena’s full brand portfolio. Between 1998 and 2007, Mr. Muto held several leadership roles at Gap Inc., including President of Banana Republic and President of Gap brands. While at Gap Inc., Mr. Muto also launched the specialty brand, Forth & Towne. After earning his Bachelor of Science degree in Marketing from St. John’s University, Mr. Muto started his retail career as a Group Buyer at Abraham & Straus. Carrie W. Teffner Carrie Teffner has been a member of the ascena Board of Directors since 2018, and until her appointment as Interim Executive Chair, served as Chair of the Audit Committee and as a member of the Compensation and Stock Incentive Committee. Ms. Teffner joined Crocs Inc. (“Crocs”) as a member of Board of Directors in 2015. Six months later, she was asked to assume responsibilities as Executive Vice President and Chief Financial Officer. Prior to her departure in April 2019, Ms. Teffner served as Crocs’ Executive Vice President of Finance and Strategic Projects. Prior to Crocs, Ms. Teffner served as Executive Vice President and Chief Financial Officer of PetSmart, Inc. (2013 – 2015) where she was responsible for finance and IT. Ms. Teffner also served as Executive Vice President and Chief Financial Officer of Weber Stephen Products LLC (2011-2013) and the Timberland Company, as Senior Vice President and Chief Financial Officer (2009-2011). Since 2018, she has been a Director of GameStop Corp. Ms. Teffner spent the first 21 years of her career with Sara Lee Corporation where she held various domestic and international positions including divisional and segment CFO roles as well as serving as Global Treasurer. About ascena retail group, inc. ascena retail group, inc. (Nasdaq: ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant, Catherines and Cacique), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and approximately 4,500 stores throughout the United 2

States, Canada and Puerto Rico. For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, Catherines.com, and shopjustice.com. Forward-Looking Statements Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. ascena’s Securities and Exchange Commission (“SEC”) filings identify many such risks and uncertainties. The forward-looking information in this press release could be affected by many factors, including, without limitation, risks associated with the ability to retain key personnel, changes in financial markets, interest rates and foreign currency exchange rates, the ability to achieve anticipated cost reductions, the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies, and those additional risks and factors discussed in reports filed with the SEC by ascena from time to time, including those discussed under the heading “Risk Factors” in its most recently filed Annual Report on Form 10-K. We undertake no duty and have no obligation to update any forward-looking statements contained herein. CONTACT: For investors: For media: ICR, Inc. ascena retail group, inc. Jean Fontana Shawn Buchanan Managing Director Corporate Communications (646) 277-1214 (212) 541-3418 Jean.Fontana@icrinc.com shawn_buchanan@ascenaretail.com Jennifer Davis Senior Vice President (646) 677-1813 Jennifer.Davis@icrinc.com 3